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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      April 22, 1999
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                                 STEELCASE INC.
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             (Exact name of registrant as specified in its charter)


             Michigan              1-13873           38-0819050
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  (State or other jurisdiction    (Commission   (IRS Employer
          of incorporation)       File Number)  Identification No.)


       901 44th Street, Grand Rapids, Michigan          49508
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       (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code          (616) 247-2710
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Item 1.    Not applicable.


Item 2.    Acquisition or Disposition of Assets.

     On April 22, 1999, Steelcase Inc. (the "Company"), through its wholly-owned French subsidiary, Steelcase SAS, acquired the 50% equity interest in Steelcase Strafor S.A. held by its joint venture partner, Strafor Facom S.A. (a French company traded on the Bourse de Paris). The purchase was effective as of March 31, 1999. As part of this transaction, the Company or its affiliates also acquired Strafor Facom S.A.'s 5% equity interest in Werndl BuroMobeL AG, 3% equity interest in Pohlschroder GmbH, and 50% equity interest in Details S.A. The purchase price paid to Strafor Facom S.A. for these equity interests was paid in cash and equaled approximately $225 million. The acquisition and associated transaction costs of approximately $2 million were funded by short-term loans from Citicorp USA, Inc. ($100 million) and The Northern Trust ($11.2 million), a 30-year loan from Societe Generale (net amount of approximately $41 million) and from the Company's available cash reserves (approximately $75 million). The terms of the acquisition were established through arm's-length negotiations between the Company and Strafor Facom S.A.

     As a result of this acquisition, which was accounted for under the purchase method of accounting, Steelcase Strafor S.A. and its subsidiaries are now wholly-owned by the Company. Accordingly, the accounts and transactions of Steelcase Strafor S.A. and its subsidiaries will be included in the consolidated financial statements of the Company from the effective date of the acquisition.

     Steelcase Strafor S.A. was originally formed as a joint venture by the Company and Strafor Facom S.A. in 1974 and is a leading European furniture manufacturer and distributor based in Strasbourg, France, serving European and North African markets with 15 manufacturing facilities in six countries.

     The acqusition was made pursuant to a Stock Purchase Agreement, dated April 21, 1999, entered into by Steelcase Inc. and Strafor Facom S.A., a copy of which is attached hereto as Exhibit 2.1. The foregoing description of the acquisition is qualified in its entirety by reference to the full text of Exhibit 2.1.

     On April 23, 1999, the Company issued a press release announcing the completion of the acquisition, the text of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


Items 3-6.  Not applicable.



                                       2
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Item 7.    Financial Statements and Exhibits.

(a) and (b) Financial statements of business acquired and pro forma financial information.

                 The financial statements and pro forma information required by these items are not being filed as part of this Current Report on Form 8-K because providing such statements and information at this time is impracticable. Such statements and information will be included in an amendment to this Current Report on Form 8-K which will be filed by the Company on or before July 6, 1999.

     (c)  Exhibits.

          2.1 Stock Purchase Agreement between Steelcase Inc. and Strafor Facom S.A., dated April 21, 1999.

         99.1  Press Release issued by Steelcase Inc., dated April 23, 1999.


Item 8.    Not applicable.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 7, 1999                   STEELCASE INC.


                                     By:  /s/ Alwyn Rougier-Chapman
                                        -----------------------------
                                          Alwyn Rougier-Chapman
                                          Senior Vice President-Finance
                                          Chief Financial Officer and
                                          Treasurer
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                                 EXHIBIT INDEX

Exhibit No.    Description
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    2.1        Stock Purchase Agreement between Steelcase Inc. and Strafor Facom
               S.A., dated April 21, 1999.

   99.1        Press Release issued by Steelcase Inc., dated April 23, 1999.